Exhibit 32.1
Certification
Pursuant to 18 U.S.C 1350 as adopted by Section 906 of Sarbanes-Oxley Act of 2002
     Each of the undersigned, William M. Goodyear, Chairman and Chief Executive Officer of Navigant Consulting, Inc. (the “Company”) and Thomas A. Nardi, Executive Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Report on Form 10-Q for the three months ended March 31, 2009 (the “Report”).
Each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM M. GOODYEAR William M. Goodyear
Chairman and Chief Executive Officer
May 7, 2009

/s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer
May 7, 2009